Exhibit 5

FOLEY : LARDNER                               FOLEY & LARDNER
ATTORNEYS AT LAW                              100 North Tampa Street, Suite 2700
                                              Tampa, Florida  33602-5810
                                              P.O. Box 3391
              August 13, 2003                 Tampa, Florida  33601-3391
                                              813.229.2300 TEL
                                              813.221.4210  FAX
                                              www.foleylardner.com

                                              WRITER'S DIRECT LINE
                                              813.225.4135
                                              ralba@foleylaw.com Email

                                              CLIENT/MATTER NUMBER
                                              999100-0100
The World Golf League, Inc.
258 East Altamonte Drive
Altamonte Springs, Florida 32701

         Re: Amendment No. 2 to the Form S-8 Registration Statement Relating to The World Golf League, Inc. 2003 Consultant Services Agreement

Ladies & Gentlemen:

                  We have acted as counsel for The World Golf League, Inc., a Delaware corporation (the "Company"), in connection with the preparation of Amendment No. 2 to the Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the increase in the number of shares authorized under the plan from 36,166,667 to 52,166,667 shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), which may be issued or acquired pursuant to the 2003 Consultant Services Plan (the "Plan"). This opinion letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(3) of Regulation S-K. The 52,166,667 shares of Common Stock issuable pursuant to the Plan are referred to herein as the "Shares."

                  We have examined and are familiar with the Certificate of Incorporation of the Company, as amended, filed with the Secretary of State of the State of Delaware, Bylaws of the Company, as amended, proceedings of the Board of Directors and shareholders of the Company in connection with the adoption of the Plan, and such other records and documents of the Company, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions set forth in this opinion letter.

                  We have, with your permission, assumed that the provisions of the Delaware General Corporation Law with respect to the matters addressed herein are substantially the same as those of the Florida Business Corporation Act. Based on the foregoing, it is our opinion that the Shares of Common Stock covered by the Registration Statement and to be issued pursuant to the Plan, when issued in accordance with the terms and conditions of the Plan, will be legally and validly issued, fully paid and nonassessable.

                  We are licensed to practice law in the State of Florida and express no opinion as to any laws other than those of the State of Florida and the federal laws of the United States of America.

BRUSSELS    DETROIT          MILWAUKEE      SAN DIEGO           TAMPA
CHICAGO     JACKSONVILLE     ORLANDO        SAN DIEGO/DEL MAR   TOKYO
DENVER      LOS ANGELES      SACRAMENTO     SAN FRANCISCO       WASHINGTON, D.C.
            MADISON                         TALLAHASSEE         WEST PALM BEACH

The World Golf League, Inc.
August 13, 2003
Page 2

                  This opinion letter is provided to you for your benefit and for the benefit of the Securities and Exchange Commission, in each case, solely with regard to the Registration Statement, may be relied upon by you and the Commission only in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose without our prior written consent. We hereby consent to the inclusion of this opinion as Exhibit 5 in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.


                                       FOLEY & LARDNER



                                       By:  /s/ Russell T. Alba
                                            ------------------------------------
                                            Russell T. Alba


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